Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 10 of Microphase Corporation of our report dated February 19, 2015 relating to the financial statements of Microphase Corporation which appears in such Registration Statement.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey

February 23, 2015